EXHIBIT 99.2


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 255-4740
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE

             CRIIMI MAE Declares 3rd Quarter 2005 Preferred Dividend

ROCKVILLE, MD, August 3, 2005 - CRIIMI MAE Inc. (NYSE:CMM) today announced that its Board of Directors declared the third quarter dividend to holders of its Series B Preferred Stock. The dividend of $0.68 per share is payable on September 30, 2005 to holders of record on September 19, 2005.

CRIIMI MAE Inc. is a commercial mortgage company structured as a REIT. CRIIMI MAE owns and manages a significant portfolio of commercial mortgage-related assets.

For further information, shareholders and securities brokers should contact Susan Railey at (301) 255-4740, e-mail srailey@criimi.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com

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